CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                               NTL INCORPORATED

                                     INTO

                     INTERNATIONAL CABLETEL INCORPORATED

          _________________________________________________________

                   Pursuant to Sections 103 and 253 of the
               General Corporation Law of the State of Delaware
          _________________________________________________________

                    International CableTel Incorporated, a Delaware corporation (the "Corporation"), does hereby certify:

                    FIRST:  The Corporation is incorporated
          pursuant to the General Corporation Law of the State of Delaware.

                    SECOND: The Corporation owns 100% of the outstanding shares of each class of the capital stock of NTL Incorporated, a Delaware corporation (the
          "Subsidiary").

                    THIRD:  The Board of Directors of the
          Corporation, by resolutions duly adopted at a meeting held on March 11, 1997 (true and correct copies of which are attached hereto as Exhibit A), has authorized the merger of the Subsidiary with and into the Corporation (the "Merger"). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

                    FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").

                    FIFTH: At the effective time of the Merger the name of the Surviving Corporation shall be changed to NTL Incorporated.

                    IN WITNESS WHEREOF, International CableTel
          Incorporated has caused this Certificate of Ownership and Merger to be executed in its corporate name this 26th day of March, 1997.

                              INTERNATIONAL CABLETEL INCORPORATED

                              By:  /s/ Richard J. Lubasch
                                  ______________________________
                              Name:  Richard J. Lubasch
                              Title: Secretary